Exhibit 10.53

Amendment No. 2 to Scientific Advisory Board Agreement

This Amendment No. 2, effective May 31, 2016 (“Amendment Effective Date”), is made to the Scientific Advisory Board Agreement, dated June 18, 2012, as amended by Amendment No. 1 to Scientific Advisory Board Agreement, dated April 12, 2014 (collectively, the “SAB Agreement”), and is by and between Caribou Biosciences, Inc. (the “Company”), a Delaware corporation having its address at 2929 7th Street, Suite 105, Berkeley, CA 94710, and Jennifer A. Doudna (“Advisor”), an individual. Each may be referred to as a “party” and collectively as the “parties.” Any capitalized term used herein that is not defined shall have the meaning ascribed to it in the SAB Agreement.

WHEREAS, the SAB Agreement will expire on June 18, 2016, and the parties wish to extend the Term of the Agreement for an additional two (2) years;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings hereinafter set forth, the parties agree as follows:

1.	Section 3(a) of the Agreement is hereby amended to replace “fourth” with “sixth” and the Term shall now expire on June 18, 2018.

2.	Except as set forth in Paragraph 1 above, the terms and conditions of the SAB Agreement remain in full force and effect and the parties hereby ratify and confirm the SAB Agreement in all respects.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Scientific Advisory Board Agreement as of the Amendment Effective Date.

Caribou Biosciences, Inc.	Jennifer A. Doudna

/s/ Rachel E. Haurwitz	/s/ Jennifer A. Doudna
Rachel E. Haurwitz
President & CEO